UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 4, 2014

SYNIVERSE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32432	30-0041666
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
8125 Highwoods Palm Way
Tampa, Florida 33647
Telephone: (813) 637-5000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on May 12, 2014, Syniverse Technologies, LLC, a Delaware limited liability company (“Syniverse LLC”) and a wholly-owned subsidiary of Syniverse Holdings, Inc., a Delaware corporation (the “Company”), entered into an agreement and plan of merger (the “Merger Agreement”) with Aicent Holdings Corporation, a Delaware corporation (“Aicent”), Putter Merger Co., Inc., a wholly-owned subsidiary of Syniverse LLC (“Merger Sub”) and TA Associates Management, L.P., as Seller Representative, pursuant to which, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Aicent with Aicent surviving as a wholly-owned subsidiary of Syniverse LLC (the “Transaction”). The information set forth in Item 1.01 “Entry into a Material Definitive Agreement” in the Current Report on Form 8-K filed May 14, 2014 is incorporated into this Item 2.01 by reference.

On August 4, 2014 (the “Closing Date”), Syniverse LLC acquired all of the outstanding equity interests of Aicent from its existing stockholders in accordance with the terms of the Merger Agreement for approximately $292 million, after preliminary adjustments, including to reflect the parties’ current estimate of working capital associated with, 2013 EBITDA of and cash held by, Aicent as of the Closing Date. The Transaction will be subject to a final adjustment to reflect the working capital balances as of the Closing Date. The acquisition was funded with cash of approximately $192 million and a draw down of Syniverse’s existing revolving credit facility with Barclays Bank PLC in the amount of approximately $100 million.

Other than with respect to the Merger Agreement and the agreements entered into in connection therewith, there are no material relationships between the Company and its affiliates, on the one hand, and the selling stockholders of Aicent, on the other hand.

On August 4, 2014, Syniverse Corporation issued a press release announcing the closing of the Transaction. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 2.01 is hereby incorporated hereunder by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Syniverse Corporation on August 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2014

SYNIVERSE HOLDINGS, INC.
(Registrant)

By:	/s/ Laura E. Binion
Name:	Laura E. Binion
Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Syniverse Corporation on August 4, 2014.